UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 15, 2014

Viper Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36505	46-5001985
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 West Texas Avenue, Suite 1200 Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 221-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Underwriting Agreement

On September 15, 2014, Viper Energy Partners LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, Viper Energy Partners GP LLC (the “General Partner”), Viper Energy Partners LLC (“OpCo”) and Diamondback Energy, Inc. (the “Sponsor,” and together with the Partnership, the General Partner and OpCo, the “Partnership Parties”) and Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”) and purchase by the Underwriters, of 3,500,000 common units representing limited partner interests in the Partnership (the “Firm Units”) at a price to the public of $28.50 per common unit. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 525,000 common units to cover over-allotments on the same terms.

The material terms of the Offering are described in the prospectus, dated September 15, 2014 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-198129) (the “Registration Statement”).

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership Parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

The Offering of the Firm Units closed on September 19, 2014. At closing, the Partnership received proceeds from the Offering (net of the underwriting discount and after deducting certain offering expenses) of approximately $95.4 million. The Partnership will use the net proceeds from the sale of the common units to repay borrowings under the Partnership’s credit agreement and for general partnership purposes, primarily to fund pending and future acquisitions. An affiliate of Wells Fargo Securities, LLC is a lender under the Partnership’s credit agreement and therefore will receive a portion of the proceeds from the Offering.

As more fully described under the caption “Underwriting” in the Prospectus, the underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Partnership and its affiliates, for which they received or may in the future receive customary fees and expenses.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of September 15, 2014, by and among Viper Energy Partners LP, Viper Energy Partners GP LLC, Viper Energy Partners LLC, Diamondback Energy, Inc. and the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER ENERGY PARTNERS LP
	By:	Viper Energy Partners GP LLC, its general partner

Date: September 19, 2014

	By:	/s/ Randall J. Holder
	Name:	Randall J. Holder
	Title:	Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of September 15, 2014, by and among Viper Energy Partners LP, Viper Energy Partners GP LLC, Viper Energy Partners LLC, Diamondback Energy, Inc. and the several underwriters named therein.